EXHIBIT 4.1
Schedules to Credit Agreement dated June 16, 2006.
Commitment Schedule

	Total		Euro
Lender	Commitment		Commitment
JPMorgan Chase Bank, N.A.	US$	30,000,000	US$	15,000,000
Fifth Third Bank	US$	24,500,000	US$	12,250,000
Wells Fargo Foothill LLC	US$	24,500,000	US$	12,250,000
LaSalle Bank Midwest National Association	US$	24,500,000	US$	12,250,000
Merrill Lynch Capital	US$	24,500,000	US$	12,250,000
UBS Loan Finance LLC	US$	22,000,000	US$	11,000,000

Total	US$	150,000,000	US$	75,000,000

Schedule 3.05
Properties
I.	Owned and Leased Real Property

Loan Party	Addresses of Owned Properties	Non-Mortgaged Property
Libbey Glass Inc.	940 Ash Street Toledo, OH 43611	No

Libbey Glass Inc.	1600 Justo Penn Road Laredo, TX 78041	Yes

Libbey Glass Inc.	4302 Jewella Road Shreveport, LA 71109	No

Syracuse China Company	2900 Court Street Syracuse, NY 13208	No

Traex Company	101 Traex Plaza Dane, WI 53529	Yes

B.V. Koninklijke Nederlandsche Glasfabriek Leerdam	Lingedijk 8, 4142 LD Leerdam, the Netherlands	Yes

Loan Party	Addresses of Leased Properties
Libbey Glass Inc.	300 Madison Avenue Toledo, OH 43604

Libbey Glass Inc.	930 Dearborn Avenue Oregon, OH 43616

Libbey Glass Inc.	1401 Champlain Street Toledo, OH 43604

Libbey Glass Inc.	706 Kennie Road Shreveport, LA 71103

Libbey Glass Inc.	3401 Etiwanda Avenue Bldgs. 711 and 721 Mira Loma, CA 91752

Libbey Glass Inc.	1038 Matzinger Road Toledo, OH 43612

Libbey Glass Inc.	8900 San Mateo Drive Laredo, TX 78042

Libbey Glass Inc.	2709 S.E. “I” Street Bentonville, AR

Libbey Glass Inc.	2295-A Renaissance Drive Las Vegas, NV 89119

The Drummond Glass Company	205 S. Erie Street Toledo, OH 43602

World Tableware Inc.	1850 Blackhawk Dr. W. Chicago, IL 60185

B.V. Koninklijke Nederlandsche Glasfabriek Leerdam	Lingedijk 8, 4142 LD Leerdam The Netherlands

II.	Intellectual Property
A. Trademarks and Trademark Applications

Trademarks, Trade Names and Service	Registration		Date of	Expiration
Marks	Number	Status	Registration	Date	Country
Loan Party: Libbey Glass Inc.

FUNDAMENTALS	2,034,784	REGISTERED	2/4/97	2/4/07	USA
JEWEL	2,004,783	REGISTERED	10/1/96	10/1/06	USA
PERCEPTION	2,663,143	REGISTERED	12/17/02	12/17/12	USA
NOB HILL	2,663,144	REGISTERED	12/17/02	12/17/12	USA
GOVERNOR CLINTON	2,704,223	REGISTERED	4/8/03	4/8/13	USA
DAKOTA	2,025,945	REGISTERED	12/24/96	12/24/06	USA
STATUS	2,044,121	REGISTERED	3/11/97	3/11/07	USA
PRISM (GLASSWARE)	2,330,497	REGISTERED	3/21/00	3/21/10	USA
SYMMETRY	1,372,622	REGISTERED	11/26/85	11/26/05	USA
QUANTUM (FLATWARE)	2,669,104	REGISTERED	12/31/02	12/31/12	USA
GIBRALTAR (FLATWARE)	2,709,190	REGISTERED	4/22/03	4/22/13	USA
CATALINA	2,669,061	REGISTERED	12/31/02	12/31/12	USA
E-SERIES	78/741,473	APPLN FILED			USA
RESTAURANT BASICS (DINNERWARE)	2,502,645	REGISTERED	10/30/01	10/30/11	USA
RESTAURANT BASICS (FLATWARE)	2,502,646	REGISTERED	10/30/01	10/30/11	USA
RESTAURANT BASICS (GLASSWARE)	2,764,560	REGISTERED	9/16/03	9/16/13	USA
EVERY DAY. EVERY WAY.	2,414,453	REGISTERED	12/19/00	12/19/10	USA
LIFESTYLES	1,998,419	REGISTERED	9/3/96	9/3/06	USA
LIBBEY.COM	2,286,310	REGISTERED	10/12/99	10/12/09	USA
GIBRALTAR	1,224,292	REGISTERED	1/18/83	1/18/13	USA
CLUBHOUSE COLLECTION	2,859,370	REGISTERED	7/6/04	7/6/14	USA
MAIN STREET	2,416,702	REGISTERED	1/2/01	1/2/11	USA
VILLAGE PINES COLLECTION	2,114,155	REGISTERED	11/18/97	11/18/07	USA
FACETS	2,443,873	REGISTERED	4/17/01	4/17/11	USA
CREATIVE ACCENTS	2,194,064	REGISTERED	10/6/98	10/6/08	USA
GENUINE LIBBEY	2,522,992	REGISTERED	12/25/01	12/25/11	USA
CHIVALRY	1,173,311	REGISTERED	10/13/81	10/13/11	USA
WHAT’S COOKIN’? (BAKEWARE)	2,602,220	REGISTERED	7/30/02	7/30/12	USA
QUANTUM (GLASSWARE)	2,525,778	REGISTERED	1/1/02	1/1/12	USA
MALIBU	1,445,212	REGISTERED	6/30/87	6/30/07	USA
GIBRALTAR (DINNERWARE)	2,355,388	REGISTERED	6/6/00	6/6/10	USA
SHEER RIM AND DESIGN	849,814	REGISTERED	5/28/68	5/28/08	USA
BRAVURA	2,884,004	REGISTERED	9/14/04	9/14/14	USA
SAFEDGE	522,529	REGISTERED	3/21/50	3/21/10	USA
L IN CIRCLE	651,483	REGISTERED	9/10/97	9/10/07	USA
LIBBEY	834,728	REGISTERED	9/5/67	9/5/07	USA
2000 (GLASSWARE)	2,366,307	REGISTERED	7/11/00	7/11/10	USA
DURATUFF	1,131,831	REGISTERED	3/11/80	3/11/10	USA
EMBASSY	1,178,202	REGISTERED	11/17/81	11/17/11	USA
BOLLA GRANDE	1,248,379	REGISTERED	8/16/83	8/16/13	USA
VIVA GRANDE	1,564,590	REGISTERED	11/7/89	11/7/09	USA

Trademarks, Trade Names and Service	Registration		Date of	Expiration
Marks	Number	Status	Registration	Date	Country
TIKIWARE	2,889,973	REGISTERED	9/28/04	9/28/14	USA
OMEGA	2,809,251	REGISTERED	1/27/04	1/27/14	USA
KEGGER (GLASSWARE)	78/532158	APPLN FILED			USA
MARGARINI	2,875 403	REGISTERED	8/17/04	8/17/14	USA
E-COLLECTION	78/741449	APPLN FILED			USA
VENUS	2,815,596	REGISTERED	2/17/04	2/17/14	USA
FINEDGE	1,193,209	REGISTERED	4/6/82	4/6/12	USA
FIESTA GRANDE	1,093,807	REGISTERED	6/20/78	6/20/08	USA
QUANTUM (DINNERWARE)	2,677,813	REGISTERED	1/21/03	1/21/13	USA
PRISM (DINNERWARE)	2,738,740	REGISTERED	7/15/03	7/15/13	USA
POLYTUFF	3,077,591	REGISTERED	4/4/06	4/4/16	USA
RESTAURANT SUPPLIES TO GO	78/586,296	APPLN FILED			USA
SATIN GIBRALTAR	3,069,269	REGISTERED	3/14/06	3/14/16	USA
WINE MASTER	78/805,067	APPLN FILED			USA
ENDEAVOR	78/572,284	APPLN FILED			USA
SPIRIT MASTER	78/861,587	APPLN FILED			USA
America’s Glassmaker	Service Mark				USA
Vina the Right Glass for the Restaurateur	Service Mark				USA
LIBBEY	UNKNOWN	APPLN FILED	3/20/06		INDA
LIBBEY	2000/17374	REGISTERED	7/30/00	5/18/12	TURK
LIBBEY	21048	REGISTERED	1/12/01	1/11/11	ARUB
LIBBEY	UNKNOWN	APPLN FILED	12/7/00		BERM
LIBBEY	UNKNOWN	APPLN FILED	12/7/00		INDN
LIBBEY	00017334	REGISTERED	10/21/03	11/30/10	MASA
LIBBEY	UNKNOWN	APPLN FILED	12/7/00		PAKI
LIBBEY	UNKNOWN	APPLN FILED	12/7/00		EGYP
LIBBEY	TM148315	REGISTERED	12/7/00	2/5/11	THAI
LIBBEY	00926016	REGISTERED	4/19/01	4/15/10	TAIW
LIBBEY	00930398	REGISTERED	4/19/01	9/30/08	TAIW
LIBBEY	00819919	REGISTERED	4/19/01	9/30/08	TAIW
LIBBEY	00889777	REGISTERED	4/19/01	4/15/10	TAIW
LIBBEY	669/74	REGISTERED	9/26/03	9/26/11	SAUD
LIBBEY	1.631.920	REGISTERED	1/2/86	5/7/07	ARGT
LIBBEY	41243	REGISTERED	10/31/72	7/5/15	BENL
LIBBEY	593616	REGISTERED	5/12/89	5/12/19	CAND
LIBBEY	59110	REGISTERED	10/3/85	12/13/05	CHIL
LIBBEY	223024	REGISTERED	2/10/03	2/24/13	CHIL
LIBBEY	223025	REGISTERED	2/24/03	2/24/13	CHIL
LIBBEY	265556	REGISTERED	3/23/90	3/22/15	COLO
LIBBEY	91,278	REGISTERED	5/15/95	5/15/05	CORI
LIBBEY	864/1972	REGISTERED	3/17/72	3/17/12	DENM
LIBBEY	14226	REGISTERED	7/22/65	7/22/05	DORE
LIBBEY	00012-99	REGISTERED	5/16/99	7/9/14	ECUD
LIBBEY	12972	REGISTERED	12/13/05	12/13/05	ELSA
LIBBEY	1718720	REGISTERED	12/19/89	12/19/09	FRAN
LIBBEY	2470	REGISTERED	4/15/99	5/31/09	GUAT
LIBBEY	14041	REGISTERED	4/12/67	4/12/07	HOND
LIBBEY	721511-1995	REGISTERED	7/6/95	7/6/05	JAPN
LIBBEY	4355	REGISTERED	4/10/95	10/21/14	MEXO
LIBBEY	42/1119	REGISTERED	11/28/00	11/28/00	SOAF

Trademarks, Trade Names and Service	Registration		Date of	Expiration
Marks	Number	Status	Registration	Date	Country
LIBBEY	B64/2502	REGISTERED	5/14/65	7/20/04	SOAF
LIBBEY	452.599	REGISTERED	5/13/95	7/27/14	SPAN
LIBBEY	8800324	REGISTERED	3/4/02	1/31/12	SWED
LIBBEY	209.444	REGISTERED	3/4/85	4/9/05	SWIT
LIBBEY	210231	REGISTERED	7/9/87	7/9/97	URUG
LIBBEY	64.468-F	REGISTERED	4/13/71	4/13/06	VENZ
LIBBEY	51.646	REGISTERED	7/20/66	7/20/06	VENZ
LIBBEY	51.649	REGISTERED	7/21/66	7/21/06	VENZ
LIBBEY	0B76337	REGISTERED	2/23/66	7/21/13	ZEAL
HT IN A STAR	240955	REGISTERED	8/6/85	12/6/17	CAND
HI IN A STAR	754652	REGISTERED	8/6/85	8/6/05	FRAN
E-COLLECTION	UNKNOWN	APPLN FILED	3/1/06		CHIN
E-COLLECTION	UNKNOWN	APPLN FILED	3/1/06		TURK
E-SERIES	UNKNOWN	APPLN FILED	3/1/06		CHIN
E-SERIES	UNKNOWN	APPLN FILED	3/1/06		TURK
SAFEDGE	5724	REGISTERED	9/22/67	9/22/09	BERM
SAFEDGE	163307	REGISTERED	11/18/33	11/18/08	CAND
SAFEDGE	593615	REGISTERED	6/9/89	5/12/19	CAND
SAFEDGE	754651	REGISTERED	8/6/85	8/6/05	FRAN
SAFEDGE	852,076	REGISTERED	11/21/68	9/6/07	GERM
SAFEDGE	726902-1995	REGISTERED	10/25/95	10/25/05	JAPN
SAFEDGE	37210	REGISTERED	11/12/85	11/12/05	PANA
SAFEDGE	67/3844	REGISTERED	5/5/97	9/5/07	SOAF
SAFEDGE	162126	REGISTERED	7/21/96	7/21/06	SWIT
SAFEDGE	B4443	REGISTERED	3/7/69	10/5/09	TRIN
L IN CIRCLE	110378	REGISTERED	5/30/88	5/30/18	CAND
L IN CIRCLE	1234565	REGISTERED	12/28/98	12/27/08	CHIN
L IN CIRCLE	30287	REGISTERED	9/9/91	11/22/09	CYPR
L IN CIRCLE	1450534	REGISTERED	5/29/69	2/18/08	FRAN
L IN CIRCLE	60663	REGISTERED	11/23/89	11/23/09	PHIL
L IN CIRCLE	1077	REGISTERED	11/9/70	11/9/05	VENZ
LIBBEY	548984	REGISTERED	11/10/92	1/16/08	AUST
LIBBEY	816624984	REGISTERED	11/3/93	11/3/03	BRAZ
LIBBEY	2000352	REGISTERED	10/24/04	11/1/14	BRIT
LIBBEY	960817	REGISTERED	3/14/97	3/13/07	CHIN
LIBBEY	30286	REGISTERED	11/22/88	11/22/09	CYPR
LIBBEY	139852	REGISTERED	11/8/95	9/5/05	FINL
LIBBEY	123463	REGISTERED	5/16/92	3/17/05	GREC
LIBBEY	UNKNOWN	APPLN FILED	6/20/04		GUYA
LIBBEY	533/91	REGISTERED	9/10/92	1/25/12	HOKO
LIBBEY	78996	REGISTERED	12/20/93	2/13/12	ISRA
LIBBEY	21/267	REGISTERED	3/21/91	3/21/12	JAMA
LIBBEY	54663	REGISTERED	11/27/91	11/27/11	PANA
LIBBEY	182.345	REGISTERED	1/25/96	11/21/05	PARA
LIBBEY	12657	REGISTERED	3/20/95	1/20/15	PERU
LIBBEY	S/871/91	REGISTERED	2/14/98	2/14/08	SING
LIBBEY	15467/1992	REGISTERED	12/12/03	9/13/13	SOKO
LIBBEY	UNKNOWN	APPLN FILED	6/10/04		SURI
LIBBEY IN CHINESE	970100060	APPLN FILED	10/12/04		CHIN
LIBBEY	6768	REGISTERED	6/11/59	2/11/12	VIR

Trademarks, Trade Names and Service	Registration		Date of	Expiration
Marks	Number	Status	Registration	Date	Country
LIBBEY	33134	REGISTERED	9/2/02	4/14/11	UAE
SAFEDGE	8710	REGISTERED	5/8/02	5/8/12	NETH
LIBBEY	158196	REGISTERED	10/31/72	5/8/12	NETH
LIBBEY GLASS INC.	970100060	REGISTERED	4/21/03	4/20/13	CHIN

Loan Party: Syracuse China Company

ARDEN	1,395,741	REGISTERED	6/3/86	6/3/06	USA
CRESTVIEW	828,539	REGISTERED	5/9/67	5/9/07	USA
KING’S INN	1,026,786	REGISTERED	12/9/75	12/9/05	USA
CORDOVA	827,539	REGISTERED	4/18/67	4/18/07	USA
CINNAMON	1,336,722	REGISTERED	5/21/85	5/21/05	USA
CHANSON	1,452,199	REGISTERED	8/11/87	8/11/07	USA
CHABLIS (CHINA DINNERWARE)	2,775,359	REGISTERED	10/21/03	10/21/13	USA
BROOKLINE	1,472,331	REGISTERED	1/12/88	1/12/08	USA
AMY	833,680	REGISTERED	8/15/67	8/15/07	USA
COOL ‘N ARTS	2678670	REGISTERED	1/21/03	1/21/13	USA
CRIMSON BLOSSOM	1,354,101	REGISTERED	8/13/85	8/13/05	USA
CASABLANCA	1,292,327	REGISTERED	8/28/84	8/28/14	USA
WEXFORD	834,330	REGISTERED	8/29/67	8/29/07	USA
PALOMINO	1,175,252	REGISTERED	10/27/81	10/27/11	USA
PATRICIAN	1,394,111	REGISTERED	5/20/86	5/20/06	USA
PONTCHARTRAIN	833,330	REGISTERED	8/8/67	8/8/07	USA
RICHLAND	1,394,907	REGISTERED	5/27/86	5/27/06	USA
ROUEN	833,682	REGISTERED	8/15/67	8/15/07	USA
SHENANGO	555,636	REGISTERED	3/4/52	3/4/12	USA
SUTTON	834,715	REGISTERED	9/5/67	9/5/07	USA
SYRACUSE	104,744	REGISTERED	6/15/15	6/15/15	USA
SYRALITE	798,393	REGISTERED	11/2/65	11/2/05	USA
OYSTER BAY	1,394,908	REGISTERED	5/27/86	5/27/06	USA
DEEPMEADOW	1,394,110	REGISTERED	5/20/86	5/20/06	USA
TUXEDO GOLD	761,336	REGISTERED	12/10/63	12/10/13	USA
ESQUIRE	793,642	REGISTERED	8/3/65	8/3/05	USA
CANTINA	2,137,547	REGISTERED	2/17/98	2/17/08	USA
CAFÉ ROYAL	2,669,056	REGISTERED	12/31/02	12/31/12	USA
QUADRA	2,669,057	REGISTERED	12/31/02	12/31/12	USA
REPETITION	2,826,208	REGISTERED	3/23/04	3/23/14	USA
OCTET	3,062,978	REGISTERED	2/28/06	2/28/16	USA
TUO	827,857	REGISTERED	4/25/67	4/25/07	USA
MOON STONE	1,070,265	REGISTERED	7/26/77	7/26/07	USA
WOODSPRITE	833,681	REGISTERED	8/15/67	8/15/07	USA
LEMONT	828,537	REGISTERED	5/9/67	5/9/07	USA
MAYER	1,444,195	REGISTERED	6/23/87	6/23/07	USA
ME TOO	833,329	REGISTERED	8/8/67	8/8/07	USA
MESA GRANDE	1,055,595	REGISTERED	1/4/77	1/4/07	USA
GILD	833,328	REGISTERED	8/8/67	8/8/07	USA
MONTLYNN	1,395,740	REGISTERED	6/3/86	6/3/06	USA
OAKTON	1,395,739	REGISTERED	6/3/86	6/3/06	USA
EMINENCE	2,698,247	REGISTERED	3/18/03	3/18/13	USA
THE MINI GREAT PLATE	1,448,544	REGISTERED	7/21/87	7/21/07	USA

Trademarks, Trade Names and Service	Registration		Date of	Expiration
Marks	Number	Status	Registration	Date	Country
CANTINA (FLATWARE)	2,881,207	REGISTERED	9/7/04	9/7/14	USA
DURAFOOT	78/725,423	APPLN FILED			USA
ESQUIRE	78/299,758	APPLN FILED			USA
SERRANO	2,982,235	REGISTERED	8/2/05	8/2/15	USA

Loan Party: World Tableware Inc.

GLENBROOK	2,776,703	REGISTERED	10/21/03	10/21/13	USA
BRANDWARE	1,173,950	REGISTERED	10/20/81	10/20/11	USA
AMERICAN SILVER CO.	1,534,875	REGISTERED	4/11/89	4/11/09	USA
WORLD (STAINLESS STEEL FLATWARE)	994,264	REGISTERED	4/25/96	10/1/14	USA
AMSILCO	1,559,578	REGISTERED	10/10/87	10/10/09	USA
WORLD (SILVER & PLATED TABLEWARE)	0,040,724	REGISTERED	7/7/03	7/7/13	USA
BB LOGO AND DESIGN	1,262,229	REGISTERED	12/27/83	12/27/13	USA
ULTIMA	1,180,217	REGISTERED	12/1/81	12/1/11	USA
VARESE	2,704,466	REGISTERED	4/8/03	4/8/13	USA
SKOAL	2,721,149	REGISTERED	6/3/03	6/3/13	USA
PESCE	2,889,974	REGISTERED	5/14/03	9/28/14	USA
THE MILLENNIUM COLLECTION	75/590,343	APLN FILED	11/16/98		USA
CONTEMPRA	2,430,409	REGISTERED	2/20/01	2/20/11	USA
EVEREST	2,784,832	REGISTERED	11/18/03	11/18/13	USA
AMULET	2,663,154	REGISTERED	12/17/02	12/17/12	USA
WORLD (PORCELAIN DINNERWARE)	2,074,231	REGISTERED	6/24/97	6/24/07	USA
SLATE	2,704,467	REGISTERED	4/8/03	4/8/13	USA
VERONA (FLATWARE)	2,704,465	REGISTERED	4/8/03	4/8/13	USA
WTI GLOBE AND DESIGN	1,073,075	REGISTERED	9/13/77	9/13/07	USA
CONTEMPRA	2,760,370	REGISTERED	9/2/03	9/2/13	USA
SAN MARINO	78/858,430	APPLN FILED			USA
PORTO	78/858,427	APPLN FILED			USA
PRAGUE	78/858,411	APPLN FILED			USA
BB LOGO & DESIGN	281,790	REGISTERED	7/29/03	7/29/13	CAND
BRANDWARE	255,597	REGISTERED	2/6/81	2/6/11	CAND

Loan Party: Traex Company

LIDPRO	2,559,646	REGISTERED	4/9/02	4/9/12	USA
BATTER BOSS	1,657,443	REGISTERED	5/7/98	9/17/11	USA
CUPRO	2,327,318	REGISTERED	3/7/00	3/7/10	USA
DRIPCUT	373,123	REGISTERED	11/28/39	11/28/09	USA
CHOICE CUT	2,286,711	REGISTERED	10/12/99	10/12/09	USA
TUFFEX	1,706,831	REGISTERED	8/11/92	8/11/12	USA
CLEAN CUT	2,785,074	REGISTERED	11/18/03	11/18/13	USA
KONDI-KEEPER	1,673,006	REGISTERED	1/21/92	1/21/12	USA
STRAW BOSS	1,651,525	REGISTERED	8/24/90	7/23/11	USA
RACK MAX	2,664,502	REGISTERED	12/17/92	12/17/12	USA
SAUCE BOSS	1,642,449	REGISTERED	4/23/91	4/23/11	USA
SPICE BOSS	2,849,301	REGISTERED	6/1/04	6/1/14	USA
SANALITE	1,053,797	REGISTERED	11/30/76	11/30/06	USA
RACK-MASTER	1,605,589	REGISTERED	7/10/00	7/10/10	USA

Trademarks, Trade Names and Service	Registration		Date of	Expiration
Marks	Number	Status	Registration	Date	Country
MAKING THE ORDINARY EXTRAORDINARY	2,789,726	REGISTERED	12/2/03	12/2/13	USA
PLATE CRATE	2,007,086	REGISTERED	2/3/95	10/8/06	USA
QUIK-PIK	2,158,897	REGISTERED	5/8/97	5/19/08	USA
TRAEX	1,700,599	REGISTERED	7/14/92	7/14/12	USA
TWISTER	78/568,690	APPLN FILED	2/16/05		USA
CUPPRO	78/556,108	APPLN FILED	1/28/05		USA
SAFETY MATE ICE PORTER	78/604,828	APPLN FILED			USA
SAFETY MATE	78/604,865	APPLN FILED			USA
QUIK-KOOL	78/747,143	APPLN FILED			USA
DRIPCUT	UCA12026	REGISTERED	2/22/99	2/13/14	CAND

Loan Party: B.V. Koninklijke Nederlandsche Glasfabriek Leerdam

ROYAL LEERDAM	2,604,930	REGISTERED	8/6/02	8/6/12	USA
ROYAL LEERDAM (AND DESIGN)	2,937,638	REGISTERED	4/5/05	4/5/15	USA
MAGNUM	1,238,413	REGISTERED	5/17/83	5/17/13	USA
ROYAL LEERDAM	1978 462 VR	REGISTERED	2/3/78	2/3/08	EUROPE
ROYAL LEERDAM	TMA263032	REGISTERED	10/16/81	10/16/06	CANADA
ROYAL LEERDAM (AND DESIGN)	TMA467227	REGISTERED	12/5/96	12/5/06	CANADA
MAGNUM	TMA342483	REGISTERED	7/8/88	7/8/13	CANADA
B. Patents and Patent Applications

Patent	Status	Issue Date	Patent Number	Expiration Date	Country
Loan Party: Libbey Glass Inc.

JAVA (FLATWARE)	ISSUED	12/14/00	D434,274	11/28/14	USA
VENUS STEM	ISSUED	3/4/03	D471,061	3/4/17	USA
2000 STEM, ITEM 3699	ISSUED	5/2/00	D423,874	5/2/14	USA
OLYMPIA ITEM 2436	ISSUED	7/9/96	D371,490	7/9/10	USA
MODERNE GLASS MUG	ISSUED	9/2/97	D383,039	9/2/11	USA
DOMAINE ITEM 8957, 8995	ISSUED	6/11/96	D370,597	6/11/10	USA
OLYMPIA ITEM 2437	ISSUED	1/24/95	D371,935	7/23/10	USA
DAKOTA ITEMS 15603-15604	ISSUED	5/7/96	D369,519	5/7/10	USA
SYSCO ITEMS 15613-15614	ISSUED	6/4/96	D370,389	6/4/10	USA
DAKOTA TUMBLER, ITEM 15605	ISSUED	5/7/96	D369,518	5/7/10	USA
JACKPOT MUG, ITEM 97336	ISSUED	11/19/96	D375,656	11/19/10	USA
SYSCO ROCKS — ITEMS 15611, 15612	ISSUED	6/18/96	D370,830	6/18/10	USA
MARTELLO STEMWARE	ISSUED	3/30/04	D487,861	3/30/18	USA
TRION (COOLER)	ISSUED	12/4/01	D451,346	12/4/15	USA
VENUS MARGARITA	ISSUED	3/4/03	D471,065	3/4/17	USA
STEM (SHAZAM DESIGN)	ISSUED	5/6/03	D474,069	5/6/17	USA
BAKEWARE (BOWL WITH HANDLES) #70974	ISSUED	5/7/02	D456,673	5/7/16	USA
NAUTILUS (COOLER)	ISSUED	11/8/00	D444,675	7/10/15	USA

Patent	Status	Issue Date	Patent Number		Expiration Date	Country
BANGLES (GOBLET)	ISSUED	7/16/02	D460,323		7/16/16	USA
SMOOTHIE GLASS	ISSUED	10/28/03	D481,259		10/28/17	USA
DOLLAR SIGN, ITEM 3635	ISSUED	12/16/01	D387,611		12/16/11	USA
GIBRALTAR (FLATWARE)	ISSUED	8/29/00	D429,951		8/29/14	USA
WATER GLASS, ITEM 15639	ISSUED	8/29/00	D429,958		8/29/14	USA
PARKSIDE STEMWARE	ISSUED	9/23/98	D418,370		1/4/14	USA
CLARION	ISSUED	10/26/99	D415,655		10/26/13	USA
CANTINA ITEM 5687	ISSUED	3/30/99	D407,270		3/30/13	USA
TENNIS BALL STEM	ISSUED	11/3/98	D400,395		12/16/11	USA
CACTUS GLASS ITEM 3619JS, 3620JS	ISSUED	7/8/98	D380,646		7/8/11	USA
SQUIRE ITEM 5630	ISSUED	9/15/98	D398,189		9/15/12	USA
QUANTUM (GLASS)	ISSUED	5/9/00	D424,377		5/9/14	USA
GUITAR STEM, ITEM 3637	ISSUED	1/13/98	D389,013		1/13/12	USA
DICE STEM, ITEM 3634	ISSUED	12/16/97	D387,612		12/16/11	USA
GOLF BALL STEM, ITEM 3633	ISSUED	12/16/97	D387,616		12/16/11	USA
BASEBALL STEM, ITEM 3632	ISSUED	12/16/97	D387,613		12/16/11	USA
FOOTBALL STEM, ITEM 3631	ISSUED	12/16/97	D387,614		12/16/11	USA
SOCCER BALL STEM, ITEM 3630	ISSUED	12/16/97	D387,615		12/16/11	USA
BASKETBALL STEM, ITEM 3636	ISSUED	3/24/98	D392,507		3/24/12	USA
SQUIRE COOLER, ITEM 5631	ISSUED	1/20/98	D398,189		1/20/12	USA
HOCKEY STEM	ISSUED	10/20/98	D399,700		10/20/12	USA
VIBE	ISSUED	4/18/02	D483,610		12/16/17	USA
COLONNA	ISSUED	7/1/03	D476,526		7/1/17	USA
NAUTILUS MARTINI	ISSUED	7/2/02	D459,633		7/2/16	USA
INFUSION (FLATWARE)	ISSUED	2/27/01	D438,057		2/27/15	USA
ELLIPTIC (FLATWARE)	ISSUED	2/27/01	D438,058	S	2/27/15	USA
FLAME COOLER	ISSUED	11/15/05	D511,436	S	11/15/19	USA
CANDLE POT W/LID	ISSUED	2/22/05	D502,101	S	2/22/19	USA
OMEGA STEMWARE	ISSUED	4/22/03	D473,424		4/22/17	USA
HOLIDAY TREE GOBLET	ISSUED	4/22/03	D473,425		4/22/17	USA
TAPERED SQUARE VOTIVE	ISSUED	12/30/03	D484,365	S	12/30/17	USA
VERVE STEMWARE	ISSUED	7/22/03	D477,499		7/22/17	USA
QUANTUM (FLATWARE)	ISSUED	12/14/00	D434,281		11/28/14	USA
STRATUS (GLASS)	ISSUED	8/29/00	D429,960		8/29/14	USA
2001 STEMWARE	ISSUED	2/5/02	D453,282	S	2/5/16	USA
PERCEPTION (GLASSES)	ISSUED	3/12/02	D454,278		3/12/16	USA
USA GOBLET (STARS)	ISSUED	7/9/02	D459,944		7/9/16	USA
STARS GOBLET	ISSUED	7/2/02	D459,631		7/2/16	USA
USA GOBLET (NO STARS)	ISSUED	7/2/02	D459,632		7/2/16	USA
BAKEWARE (MEASURING CUP)	ISSUED	8/13/02	D461,420		8/13/16	USA
GIBRALTAR (FOOTED PILSNER)	ISSUED	8/20/02	D461,684		8/20/16	USA
BANGLES (TUMBLER)	ISSUED	4/30/02	D456,214		4/30/16	USA
BANGLES (DOF)	ISSUED	9/3/02	D462,238		9/3/16	USA
BAKEWARE (LONG PAN)	ISSUED	5/8/01	D441,597		5/8/15	USA
BAKEWARE (SQUARE PAN)	ISSUED	5/8/01	D441,598		5/8/15	USA
BAKEWARE (PAN)	ISSUED	5/22/01	D442,425		8/1/14	USA
BAKEWARE (BOWL)	ISSUED	5/15/01	D442,019		5/15/15	USA

Patent	Status	Issue Date	Patent Number		Expiration Date	Country
GIBRALTAR PITCHER	ISSUED	2/14/06	D514,868	S	2/14/20	USA
GLASS	ISSUED	5/9/06	D520,301	S	5/9/20	USA
GIBRALTAR (BOWL)	ISSUED	11/20/01	D450,538		11/20/15	USA
GIBRALTAR (PLATE)	ISSUED	11/20/01	D450,539		11/20/15	USA
GIBRALTAR (PLATTER)	ISSUED	12/18/01	D452,118		12/18/15	USA
GIBRALTAR (MUG)	ISSUED	11/6/01	D449,964		11/6/15	USA
GIBRALTAR (CUP)	ISSUED	12/5/00	D434,603		12/5/14	USA
GIBRALTAR (DISH)	ISSUED	12/4/01	D451,348		12/4/15	USA
STEM FOR AN ARTICLE OF STEMWARE	ISSUED	8/20/05	D507,935		8/20/19	USA
GLASS	ISSUED	1/20/98	D389,375			USA
VENUS MARTINI	ISSUED	6/4/02	D458,083		6/4/16	USA
TRANSFER MECHANISM FOR GLASS ARTICLES	ISSUED	8/11/98	5,791,452		10/15/16	USA
HIGH CAVITY RATE PRESS MACHINE	ISSUED	12/22/98	5,851,257		6/26/16	USA
VALVE HAMPER ASSEMBLY	ISSUED	7/3/01	6,253,579		3/24/19	USA
COMMON CAGE ASSEMBLY	ISSUED	5/22/01	6,233,975		3/24/19	USA
COOLING SYSTEM FOR A GLASSWARE MACHINE	ISSUED	3/21/00	6,038,889		4/14/19	USA
GLASSWARE MACHINE (ROTARY TABLE)	ISSUED	3/9/04	6,701,748	B1	8/13/21	USA
VACUUM PICK-UP OF SQUARE HOT GLASS ARTICLES	ISSUED	10/12/93	5,251,919		10/12/10	USA
VALVE HAMPER ASSEMBLY	ISSUED	8/8/02	2001/6588		2/23/20	SOAF
COMMON CAGE ASSEMBLY	ISSUED	8/8/02	2001/6587		2/23/20	SOAF
VENUS MARTINI	ISSUED	5/29/02	322409		4/7/18	SOKO
IMPROVED LOW MELTING GLASSES	ISSUED	9/23/87	2158062	B	4/24/05	BRIT
VACUUM PICK-UP OF SQUARE HOT GLASS ARTICLES	ISSUED	6/28/93	2,099,292		6/28/07	CAND
VACUUM PICK-UP OF SQUARE HOT GLASS ARTICLES	ISSUED	3/16/99	577032		6/26/13	EPC
VACUUM PICK-UP OF SQUARE HOT GLASS ARTICLES	ISSUED	9/27/95	1972814		7/2/13	JAPN
VACUUM PICK-UP OF SQUARE HOT GLASS ARTICLES	ISSUED	7/26/96	182231		6/30/13	MEXO
VENUS MARTINI	ISSUED	11/6/02	149781		5/14/08	AUST
VENUS MARTINI	ISSUED	3/1/04	36502		5/14/17	ISRA
COMMON CAGE ASSEMBLY	ISSUED	2/23/03	ZL 00805385.5		2/23/20	CHIN
TRANSFER MECHANISM FOR GLASS ARTICLES	ISSUED	7/17/03	E226873		8/27/17	ARIA
VENUS MARTINI	ISSUED	5/29/03	2002 01273		5/29/07	TURK
VENUS MARTINI	ISSUED	3/4/04	16,090		5/29/17	MEXO
COMMON CAGE ASSEMBLY	ISSUED	7/29/02	TR20010243	1B	2/23/20	TURK
COOLING SYSTEM FOR A GLASSWARE MACHINE	ISSUED	3/16/02	2001/7717		3/16/20	SOAF
VENUS MARTINI STEMWARE	ISSUED	3/4/04	40204604.8		5/29/22	GERM
OLYMPIA ITEM 2437	ISSUED	11/16/95	77573		11/16/00	CAND
OLYMPIA ITEM 2437	ISSUED	2/9/96	418676-683		7/21/21	FRAN
OLYMPIA ITEM 2437	ISSUED	1/13/97	8587		6/22/10	MEXO
DOMAINE ITEM 8957,8995	ISSUED	2/7/97	79906		2/7/07	CAND
DOMAINE ITEM 8957, 8995	ISSUED	4/5/96	955929		10/30/20	FRAN
VENUS MARTINI STEMWARE	ISSUED	5/27/02	300 3949		5/25/27	UNK

Patent	Status	Issue Date		Patent Number	Expiration Date	Country
DOMAINE ITEM 8957, 8995	ISSUED	6/5/00		11457	11/17/10	MEXO
OLYMPIA ITEM 2436	ISSUED	6/22/95		8597	6/22/10	MEXO
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/25/97		AR 007484 B1	6/25/17	ARGT
HIGH CAVITY RATE PRESS MACHINE	ISSUED	12/1/04		ZL97195899.8	6/10/17	CHIN
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/97		207133	6/10/17	MEXO
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/97		US97/09830	6/10/17	PCT
HIGH CAVITY RATE PRESS MACHINE	ISSUED	2/24/99		97/4686	5/28/17	SOAF
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/97		14109	6/10/17	THAI
HIGH CAVITY RATE PRESS MACHINE	ISSUED	5/3/97		1998 01874	5/3/17	TURK
TRANSFER MECHANISM FOR GLASS ARTICLES	ISSUED	8/20/02		PI 9712313-7	8/27/17	BRAZ
TRANSFER MECHANISM FOR GLASS ARTICLES	ISSUED	11/21/01		97/15076	8/27/17	CHIN
TRANSFER MECHANISM FOR GLASS ARTICLES	ISSUED	5/26/99		97/7968	9/4/17	SOAF
TRANSFER MECHANISM FOR GLASS ARTICLES	ISSUED	5/21/01		TR 1999 00744B	8/27/17	TURK
GLASS	ISSUED	10/2/85		854593	10/2/10	FRAN
SYMMETRY TUMBLER	ISSUED	2/13/89		761514	2/13/04	JAPN
SYMMETRY TUMBLER	ISSUED	2/13/89		1/761514	2/13/04	JAPN
SPOUT FORMING ASSEMBLY AND METHOD THEREFOR	ISSUED	1/13/97		0 007 351	1/13/17	INDN
VENUS MARTINI STEMWARE	ISSUED	12/4/02		02 3266	5/27/07	FRAN
TRANSFER MECHANISM FOR GLASS ARTICLES	ISSUED	10/30/02		EP 0939689	8/27/17	EPC
TRANSFER MECHANISM FOR GLASS ARTICLES	ISSUED	2/10/03		27340	10/3/17	COLO
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	ARIA
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	BELG
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		97928003.9	6/10/17	IREL
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	ITLY
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	LUXM
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	MONA
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	NETH
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	PORT
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	SWED
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	SWIT
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03	P	69721767.1	6/10/17	GERM
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	DENM
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	SPAN
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	FINL
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03		0907616	6/10/17	FRAN

Patent	Status	Issue Date	Patent Number	Expiration Date	Country
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03	0907616	6/10/17	UNK
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/10/03	0907616	6/10/17	GREC
GLASSWARE MACHINE (ROTARY TABLE)	ISSUED	11/26/03	2003/1678	9/8/21	SOAF
APPARATUS & METHOD FOR FORMING A DECORATIVE PATTERN ON GLASSWARE	ISSUED	3/5/97	207122	3/5/17	MEXO
HIGH CAVITY RATE PRESS MACHINE	ISSUED	6/26/97	0 008 338	6/26/17	INDN
BAKEWARE (BOWL W/HANDLES)	ISSUED	8/25/03	14714	4/2/16	MEXO
VENUS MARTINI	ISSUED	7/27/03	99403	7/27/08	CAND
VENUS MARTINI	ISSUED	3/5/03	DI6201458-7	5/31/12	BRAZ
HIGH CAVITY RATE MACHINE	ISSUED	6/23/04	27702	6/23/17	COLO
TRANSFER MECHANISM FOR GLASS ARTICLES	ISSUED	3/31/98	MY-115110-A	3/31/18	MASA
COMMON CAGE ASSEMBLY	ISSUED	2/23/00	DE 660 10 065.0-08	2/23/20	GERM
TRANSFER MECHANISM FOR GLASS ARTICLES	ISSUED	4/15/04	ID 0 010 439	10/15/17	INDN
HIGH CAVITY RATE MACHINE	ISSUED	6/10/04	TR 1998 02674 B	6/10/17	TURK
APPARATUS AND METHOD FOR PUTTING DECORATION ON GLASSWARE	ISSUED	3/19/97	27790	3/19/17	COLO
HIGH CAVITY RATE MACHINE	ISSUED	7/16/04	3576173	7/10/17	JAPN
VALVE HAMPER ASSEMBLY	ISSUED	1/14/05	225,587	2/23/20	MEXO
COMMON CAGE ASSEMBLY	ISSUED	11/22/02	1171278	2/23/20	CYPR
COOLING SYSTEM FOR GLASSWARE MACHINE	ISSUED	11/22/02	230542	3/16/20	MEXO

Loan Party: Syracuse China Company

CHABLIS PLATE	ISSUED	4/8/2003	D472,770	4/8/2017	USA
ANTHEM PLATE	ISSUED	6/3/2003	D475,247	6/3/2017	USA
PLATE (COLUMBIA DESIGN)	ISSUED	8/12/2003	D478,252	8/12/2017	USA
JUSTINE PLATE	ISSUED	12/10/1996	D376,292	12/10/2010	USA
CASTLETON CUP	ISSUED	6/10/1997	D379,737	6/10/2011	USA
CASTLETON PLATE	ISSUED	12/10/1996	D376,293	12/10/2010	USA
PLATE	ISSUED	11/25/1986	D286,843	11/25/2000	USA
MUG	ISSUED	12/18/1994	D276,782	12/18/2008	USA
BELMONT CONDIMENT BOWL W/LID	ISSUED	8/25/1992	D328,836	8/25/2006	USA
BELMONT COFFEE POT W/LID	ISSUED	8/11/1992	D328,546	8/11/2006	USA
BELMONT TEAPOT W/LID	ISSUED	8/4/1992	D328,403	8/4/2006	USA
BELMONT CUP	ISSUED	7/21/1992	D328,006	7/21/2006	USA
BERKSHIRE DECAL	ISSUED	7/7/1992	D327,611	7/7/2006	USA
LAFAYETTE DECAL	ISSUED	7/14/1992	D327,811	7/14/2006	USA
PARK AVENUE DECAL	ISSUED	7/7/1992	D327,612	7/7/2006	USA
TAPESTRY DECAL	ISSUED	7/7/1992	D327,613	7/7/2006	USA
SCOTTSDALE DECAL	ISSUED	7/14/1992	D327,810	7/14/2006	USA
JUDSON DECAL	ISSUED	11/10/1992	D330,828	11/10/2006	USA
COLLETTE DECAL	ISSUED	12/31/1992	D337,482	7/20/2007	USA
STAFFORDSHIRE DINNER PLATE	ISSUED	7/20/1993	D337,485	7/20/2007	USA
FANFARE DINNER PLATE	ISSUED	7/6/1993	D337,025	7/6/2007	USA
QUANTUM (PLATE)	ISSUED	7/31/2001	D445,648	7/31/2015	USA
DUMONT DECAL	ISSUED	9/30/1992	D333,406	2/23/2007	USA

Patent	Status	Issue Date	Patent Number		Expiration Date	Country
STYLUS BOWL	ISSUED	11/8/1994	D352,207		11/8/2008	USA
STYLUS DECAL — RAVENNA	ISSUED	4/19/1994	D346,089		4/19/2008	USA
STYLUS PLATE	ISSUED	4/12/1994	D345,893		4/12/2008	USA
STYLUS CUP	ISSUED	10/4/1994	D351,086		1/4/2008	USA
PLATE	ISSUED	3/21/1995	D356,472		3/21/2009	USA
STYLUS BOUILLON CUP	ISSUED	4/12/1994	D345,895		4/12/2008	USA
TREVAL DECAL	ISSUED	8/1/1994	D349,210		8/2/2008	USA
QUADRA PLATE, ITEM 903333 033	ISSUED	12/22/1998	D402,854		12/22/2012	USA
QUADRA BOWL, ITEM 903333 002	ISSUED	12/22/1998	D402,852		12/22/2012	USA
QUADRA CUP, ITEM 903333 001	ISSUED	8/4/1998	D396,605		8/4/2012	USA
TRIUMPH PLATE	ISSUED	8/1/2000	D428,770		8/1/2014	USA
STUDIO BOWL	ISSUED	12/19/2000	D435,197		12/19/2014	USA
QUARTET PLATE	ISSUED	12/12/2000	D434,947		12/12/2014	USA
TOON PLATE	ISSUED	1/25/2000	D419,383		1/25/2014	USA
ANTHEM BOWL	ISSUED	6/24/2003	D476,195		6/24/2017	USA
CHABLIS BOWL	ISSUED	6/17/2003	D475,894		6/17/2017	USA
FANTASY BOWL	ISSUED	3/11/2003	D471,406		3/11/2017	USA
PLATTER (QUADRA)	ISSUED	3/11/2003	D471,405		3/11/2017	USA
PLATE (ANTHEM)	ISSUED	5/27/2003	D474,941		5/27/2017	USA
SKILLET (CANTINA)	ISSUED	2/18/2003	D470,358		2/18/2017	USA
CUP (ANTHEM)	ISSUED	3/5/2002	D482,237		11/18/2017	USA
CUP (ANTHEM W/BAND DESIGN)	ISSUED	10/8/2002	D463,954		10/8/2016	USA
PLATE (QUADRA TRIANGLE DESIGN)	ISSUED	8/19/2003	D478,476		8/19/2017	USA
PLATE (EDGE DESIGN)	ISSUED	4/8/2003	D472,768		4/8/2017	USA
PLATE (ORBIT)	ISSUED	5/27/2003	D474,940		5/27/2017	USA
TRAY (CHI-FU YING YANG)	ISSUED	3/18/2003	D471,765		3/18/2017	USA
TRAY (CHI-FU SUSHI)	ISSUED	6/24/2003	D476,194		6/24/2017	USA
MAJESTY HARMONY BOWL	ISSUED	8/17/2004	D494,420	S	8/17/2018	USA
CHABLIS PASTA BOWL	ISSUED	12/7/2004	D499,307	S	12/7/2018	USA
ANTHEM (PLATTER)	ISSUED	11/16/2004	D498,391		11/16/2018	USA
TAPAS PLATE	ISSUED	2/22/2005	D502,058	S	2/22/2019	USA
ANTHEM SQUARE PLATE	ISSUED	5/4/2004	D489,227	S	5/4/2018	USA
PLATE	ISSUED	1/31/2006	D513,935			USA
PLATE	ISSUED	1/31/2006	D513,934			USA
BOWL	ISSUED	11/29/2005	D511,939			USA
PROCESS FOR GLAZING CHINAWARE ARTICLE	ISSUED	11/11/2003	6,645,561		2/25/2022	USA
CHABLIS UTOPIA PLATE	ISSUED	12/20/05	D512,876		12/20/19	USA
SASSY PLATE	ISSUED	6/7/05	D505,834	S	6/7/19	USA
VESUVIUS PLATE	ISSUED	10/13/04	D514,889	S	2/14/20	USA
GIBRALTAR (PLATE)	ISSUED	9/29/00	2,094,798			BRIT
GIBRALTAR (BOWL)	ISSUED	9/29/00	2,094,799			BRIT
GIBRALTAR (MUG)	ISSUED	9/29/00	2,094,801			BRIT
GIBRALTAR (PLATTER)	ISSUED	9/29/00	2,094,800			BRIT
GIBRALTAR (CUP)	ISSUED	9/29/00	2,094,802			BRIT
GIBRALTAR (DISH)	ISSUED	9/29/00	2,094,803			BRIT

Loan Party: World Tableware Inc.

FISH FLATWARE SPOON	ISSUED	5/20/03	D474,945		5/20/17	USA

Patent	Status	Issue Date	Patent Number		Expiration Date	Country
FISH FLATWARE FORK	ISSUED	5/20/03	D474,657		5/20/17	USA
FISH FLATWARE KNIFE	ISSUED	5/20/03	D474,656		5/20/17	USA
SEAFOOD SHAKER HOLDER	ISSUED	1/13/04	D485,130	S	1/13/18	USA
AMULET FLATWARE KNIFE	ISSUED	2/18/03	D470,367		2/18/17	USA
AMULET FLATWARE SPOON	ISSUED	11/19/02	D465,702		11/19/16	USA
KNIFE	ISSUED	9/28/04	D496,562			USA

Loan Party: Traex Company

BAR CONDIMENT TRAY	ISSUED	2/2/93	D332,895		2/2/07	USA
OVENABLE FOOD TRAY	ISSUED	7/15/97	D380,937		7/15/11	USA
DISHWASHER RACK CONSTRUCTION	ISSUED	4/27/04	6,726,031	B2	2/23/22	USA
DISHWASHER RACK EXTENDER HAVING CONNECTOR PINS	ISSUED	3/25/02	6,634,510		3/25/22	USA
BOTTLE HAVING MULTIPLE OUTLETS	ISSUED	5/11/04	6,732,888	B1		USA
ADJUSTABLE CUP DISPENSER	ISSUED	9/14/04	6,789,697		9/14/24	USA
FOOD TRAY	ISSUED	12/4/98	85,265			CAND

		Application Filing	Application Serial
Patent Application	Status	Date	Number	Country
Loan Party: Libbey Glass Inc.

GIBRALTAR PLASTIC TUMBLER	APPLN FILED	4/28/04	29/204,323	USA
BIG MOUTH JAR	APPLN FILED	11/4/04	29/219,121	USA
VALVE HAMPER ASSEMBLY	APPLN FILED	2/23/00	PCT/US00/04539	PCT
TEMPERATURE CONTROL SYSTEM	APPLN FILED	3/14/00	PCT/US 00/04531	PCT
APPARATUS & METHOD FOR FORMING A DECORATIVE PATTERN	APPLN FILED	3/15/97	PCT/US97/03432	TURK
COOLING SYSTEM FOR A GLASSWARE MACHIN	APPLN FILED	7/3/02	00806201.3	CHIN
VALVE HAMPER ASSEMBLY	APPLN FILED	2/28/00	UNKNOWN	CHIN
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	8/5/02	97940642.8	NETH
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02	97940642.8	SWIT
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02	97940642.8	SWED
COMMON CAGE ASSEMBLY	APPLN FILED	3/14/00	PCT/US 00/04544	PCT
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02	97940642.8	SPAN
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02	97940642.8	PORT
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02	97940642.8	BELG
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02	97940642.8	LUXM
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02	97940642.8	FINL
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02	97940642.8	GREC
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02	97940642.8	IREL

		Application Filing	Application Serial
Patent Application	Status	Date	Number	Country
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02	97940642.8	ITLY
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED	6/25/97	PI9710039-0	BRAZ
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED	6/10/97	08/670,973	COLO
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED	6/10/97	08/670,973	INDA
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED	6/10/97	08/670,973	INDN
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED	6/10/97	08/670,973	JAPN
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED	6/10/97	08/670,973	MALA
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED	6/10/97	08/670,973	VENZ
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	5/26/99	08/730,071	JAPN
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	5/26/99	08/730,071	MEXO
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	5/26/99	97940642.8	PCT
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	5/7/04	191998	INDA
GLASSWARE MACHINE (ROTARY TABLE)	APPLN FILED	11/14/02	PCT/US01/42045	PCT
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02	97940642.8	MONA

Loan Party: Syracuse China Company

PLATE (HEART DESIGN)	APPLN FILED	5/17/2002	29/159,718	USA
PLATE (CASCADE DESIGN)	APPLN FILED	4/18/2002	29/159,073	USA
BOWTIE & OVAL COUPE PLATES	APPLN FILED	12/6/2004	29/222,467	USA
CRESCENT COUPE PLATE	APPLN FILED	1/26/2005	29/222,129	USA
PROCESS FOR GLAZING CHINAWARE ARTICLE	APPLN FILED	11/22/02	UNKNOWN	PCT
PROCESS FOR GLAZING CHINAWARE ARTICLE	APPLN FILED	1/23/03	UNKNOWN	THAI
PROCESS FOR GLAZING CHINA DINNERWARE	APPLN FILED	1/10/03	02828300.7	CHIN

Loan Party: World Tableware Inc.

CASCADE SPOON	APPLN FILED	11/14/05	29/242,663	USA
CASCADE KNIFE	APPLN FILED	11/14/05	29/242,699	USA
EUROPEAN STEAK KNIFE	APPLN FILED	9/29/2003	29/190,911	USA
C. Copyrights

Copyright	Date Issued	Serial Number	Country
Loan Party: Syracuse China Company

FRIENDLYS I	04/02/93	VA 996-589	USA
FRIENDLYS II	04/02/93	VA 996-590	USA
TREVAL	12/16/91	VA482052	USA

Copyright	Date Issued	Serial Number	Country
RAVENNA	12/16/91	VA482051	USA
THE STYLUS COLLECTION	12/16/91	TX3200044	USA
SCOTTSDALE	09/17/90	VA425366	USA
BERKSHIRE PATTERN/TREMONT SHAPE	09/17/90	VA424701	USA
COMPTON, TURINA SHAPE	01/09/91	VA435465	USA
COLLETTE	03/27/90	VA393501	USA
JUDSON	03/09/90	VA391832	USA
SYRALITE BODY FROM SYRACUSE CHINA MATCHES BRILLIANT BEAUTY WITH LASTING STRENGTH	05/03/90	TX2789984	USA
CHANTELLE	10/13/89	VA370690	USA
TAPESTRY	10/13/89	VA370683	USA
LENORE	09/26/89	VA364209	USA
MAYMONT	09/26/89	VA364208	USA
MARISA	05/01/89	VA346512	USA
HYATT ORLANDO	05/01/89	VA346511	USA
PONTE VERDE	05/01/89	VA346510	USA
KEY BISCAYNE GREAT PLATE	09/21/82	VA211078	USA
BEAUVAL FLORAL DESIGN	09/21/82	VA139016	USA
BEAUVAL FLORAL DESIGN	09/21/82	VA139015	USA
BEAUVAL FLORAL DESIGN	09/21/82	VA139014	USA
BEAUVAL FLORAL DESIGN	09/21/82	VA139013	USA
THE PERCEIVED VALUE OF TABLETOP ARCHITECTURE	UNKNOWN	TX1127211	USA
CUSTOM BY SYRACUSE CHINA	09/21/82	TX1127210	USA
GIBRALTAR COOK N’SERVE CHINA: A HOSPITALITY GROUP BY SYRACUSE CHINA: LET OVEN LOV	09/21/82	TX1127209	USA
303 MENU IDEAS	09/21/82	TX1127208	USA
THE PERCEIVED VALUE OF TABLETOP ARCHITECTURE	09/21/82	TX1127207	USA
THE FEATURE PLATE	09/21/82	TX1116893	USA
HOSPITALITY PORTFOLIO/BY SYRACUSE CHINA	12/18/81	TX842460	USA
MESA GRANDE	12/18/81	TX842454	USA
KING’S INN	12/18/81	TX842453	USA
OPERATION COST CONTAINMENT: ARE MANAGER ACTION PROGRAM MANUAL	08/25/78	TX94376	USA
CARLTON NARROW RIM DINNERWARE	UNKNOWN	VA245549	USA
HOTEL DUPONT	UNKNOWN	VA346513	USA
ARTIFACTS	08/12/92	VA 991-653	USA
COMBO	08/12/92	VA 991-654	USA
ISLAND	08/12/92	VA 991-652	USA

Schedule 3.06
Disclosed Matters
1.	Owens-Illinois has been named as a potentially responsible party or other participant in connection with certain waste disposal sites to which we also may have shipped wastes prior to June 24, 1993, the date of Libbey’s initial public offering and separation from Owens-Illinois, Inc. (Owens-Illinois). We may bear some responsibility in connection with those shipments. Pursuant to an indemnification agreement between Owens-Illinois and Libbey, Owens-Illinois has agreed to defend and hold us harmless against any costs or liabilities we may incur in connection with any such matters identified and pending as of June 24, 1993, and to indemnify us for any liability that results from these matters in excess of $3 million. We believe that if it is necessary to draw upon this indemnification, collection is probable.

2.	Pursuant to the indemnification agreement referred to above, Owens-Illinois is defending us with respect to the King Road landfill. In January 1999, the Board of Commissioners of Lucas County, Ohio instituted a lawsuit against Owens-Illinois, Libbey and numerous other defendants. (Fifty-nine companies were named in the complaint as potentially responsible parties.) In the lawsuit, which was filed in the United States District Court for the Northern District of Ohio, the Board of commissioners sought to recover contribution for past and future costs incurred by the County in response to the release or threatened release of hazardous substances at the King Road landfill formerly operated and closed by the County. The Board of Commissioners dismissed the lawsuit without prejudice in October 2000. At the time of the dismissal, the parties to the lawsuit anticipated that the Board of Commissioners would refile the lawsuit after obtaining more information as to the appropriate environmental remedy. As of this date, it does not appear that refiling of the lawsuit is imminent. In view of the uncertainty as to refiling of the suit, the numerous defenses that may be available against the County on the merits of its claim for contribution, the uncertainty as to the environmental remedy, and the uncertainty as to the number of potentially responsible parties, it currently is not possible to quantify any exposure that Libbey may have with respect to the King Road landfill.

Schedule 3.14
Insurance

POLICY	INSURER/POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
Property and Business Interruption	FM Global NC059	All Risk including Fire, Extended Coverage, Boiler & Machinery and Difference-In-Conditions (DIC) Perils	Policy Limit: $965,617,000 Except:
			(A)	$500,000,000 for Time Element
	25050 Country Club Blvd		(B)	Flood — Sublimit $100,000,000
	North Olmstead, OH			Except — $1,000,000 Miscellaneous Unnamed
	44070			Locations and Errors and Omissions
			(C)	Earth Movement — Sublimit $100,000,000
Except California $5,000,000; and other sub-limits apply
			(D)	Various Coverage Extensions are subject to Sublimits ranging from
$250,000 to $25,000,000
			(E)	$5,000,000 Certified Terrorism *
			(F)	$250,000,000 Non-Certified Terrorism w/various sub-limits *

Deductibles:
(A) Glass Furnaces	-	$250,000/PD; 5 Days’ Equiv. Time Element/Min. $500,000
(B) Boiler & Machinery	-	$250,000 PD/BI
(C) Property in Transit	-	$100,000
(D) CA Earth Movement $500,000	-	5% of Values/Min
(E) Flood — Location 2	-	$500,000 combined PD/BI
(F) Wind — High Hazard Zones	-	3% of Values/Min $500,000
(G) Railroad Rolling Stock	-	$50,000
(H) All Other Losses	-	$250,000 combined PD/BI

*Certified Terrorism:	internationally instigated terrorism acts on U.S. soil that are certified by the secretary of treasury of the United States as covered events (under the federal Terrorism Risk Insurance Act of 2002.

*Non-Certified Terrorism:	an act that is not certified as a terrorist act pursuant to the federal Terrorism Risk Insurance Act of 2002-see Supplemental United States Non Certified Act of Terrorism Endorsement made part of the policy.

POLICY	INSURER/POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
3rd Party Liability under Construction All- Risk Coverage 8/1/05-12/31/06	Ping An Property & Casualty Insurance Company of China, Ltd. #105380011305000012 International Marine & Finance Center Pudong Dadao Shanghai 200120 P.R. China	Indemnify the insured against all sums which the Insured shall become liable to pay including: Accidental death, bodily injury, or industrial illness. Accidental loss or damage to property in connection with the Insured Contracts.	Bodily injury, per person — $200,000 RMB Bodily injury, per accident — $1,500,000 RMB Property damage, per accident — $1,500,000 RMB Aggregate — $5,000,000 RMB

Insured	Travelers Property	Covers fully insured statutory	Policy Limits:

Workers’ Compensation	Casualty Company YJ-UB-930K5177-05 300 Windsor St. Hartford, CT 06120	benefits such as compensation, medical benefits and rehabilitation costs incurred as a result of work- related injuries or diseases as defined by state compensation laws. (All states except CA, LA, OH, NY, ND and the monopolistic fund states of WA, WV & WY)	Workers’ Compensation — Statutory Employers’ Liability — $1,000,00

Self-Insured	Safety National	Covers self-insured benefits	Policy Limit:

Excess Workers’ Compensation	Casualty Corp. SP-9852-OH 2043 Woodland Pkwy. St. Louis, MO 63146	such as compensation, medical benefits and rehabilitation costs incurred as a result of work- related injuries or diseases as defined by state compensation laws. (Ohio, California, New York and Louisiana)	Statutory — Workers’ Compensation Employers’ Liability — $1,000,000 Self-Insured Retention: $500,000 (State of NY) $1,000,000 (CA, LA, OH)

Comprehensive	Landmark American	Covers liability for damage	Policy Limit:

General Liability Including Products	Ins. Co. LHA103355 945 E. Paces Ferry Rd. Atlanta, GA 30326	because of personal injury or property damage caused by an occurrence.	$800,000 Per Occurrence $2,000,000 General Aggregate Per Location $800,000 Products Aggregate

POLICY	INSURER/POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
Self-Insured Retention: $200,000 Occurrence/ $700,000 Aggregate Indemnity and Allocated Claims Expenses

Policy Limit:

Business Auto - U.S.	Travelers Property Casualty Company Y-810-930K5177- TIL-05 One Tower Square Hartford, CT 06183	Covers liability arising out of the ownership, maintenance or use of Libbey Inc. vehicles in the U.S. (does not include physical damage for owned or leased vehicles)	$1,000,000 $ 500,000 $ 25,000	BI/PD per Occurrence UM/UIM Each Accident - All States Except Ohio UM/UIM Each Accident - Ohio Autos

TX Auto Policy Charter Oak Fire Ins. YO-CAP-9.0K5177-TIL-05

One Tower Square Hartford, CT 06183

Business Auto - Canadian	ING Insurance Company of Canada 730500294 and 564929547	Libbey Canada Inc.	$2,000,000 (Canadian) Per Occurrence $2,000,000 (Canadian) 3rd Party Liability

75 Eglinton Ave. E Toronto, Ontario Canada M4P 3A4

Exporter’s Package:
Foreign Property	Great Northern Ins. Co.	All Risk of Physical Loss to Property situated at:	Policy Limit:
	73207715	Frankfurt, Germany Monterrey, Mexico	$200,000 $ 40,000
	15 Mountain View Rd. Warren, NJ 07059		Deductible: $ 1,000

POLICY	INSURER/POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
Foreign Coml.	Great Northern	Covers liability for damage	Policy Limit:
General Liability Including Products, Automobile Liability & Voluntary Compensation	Ins. Co. 73207715 15 Mountain View Rd. Warren, NJ 07059	because of personal injury or property damage caused by an occurrence outside of the United States, including Excess & D.I.C. coverage for Royal Leerdam	Statutory Per State of Hire — Voluntary Compensation Liability — $1,000,000 per Occurrence and Aggregate

Umbrella	Continental Casualty #CUP2057315977 CAN Plaza Chicago, IL 60685 Federal Ins. Co. #79090414	Covers liability for damages because of personal injury, property damage or advertising offense in excess of coverage provided by scheduled underlying policies.	Policy Limit: $100,000,000

15 Mountain View Rd. Warren, NJ 07059

Fireman’s Fund #XTM00087062139

P.O. Box 777 Novato, CA 94998

Worldwide Transportation	Hartford Fire #45CTPCN7688 Hartford Plaza Hartford, CT 06115	Covers goods in transit between Continental U.S. and points outside the Continental U.S. for which the insured has an interest Subject to Annual Audit	Policy Limit: $3,000,000 - Mail/Parcel Post Sublimit $500,000 - Land Shipments to/from Mexico Sublimit $100,000
Deductible: $1,000, except $2,500 Mexico

POLICY	INSURER/POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
Directors & Officers’ Liability	AIG 492-62-49 175 Water St. New York, NY 10038	(A) Pays the loss of Directors and Officers
(D & O) arising from a claim made against the D & O for any wrongful act.
(B)(i) Pays the loss of Libbey arising from a securities claim made against Libbey for a wrongful act (Entity Coverage). (B)(ii) Pays the loss of Libbey arising from a claim made against a D & O for any wrongful act, but only to the extent that Libbey has indemnified the D & O.
		(C) Pays the loss of any D & O serving at the direction of Libbey on any not-for-profit organization board or any endorsed for profit organization board, but only excess of any coverage offered or indemnification provided.	Policy Limit: $15,000,000, Inclusive of Defense costs Deductibles:
$750,000 Securities Claims $500,000 Employment Practices Claims $500,000 all other claims

Directors & Officers’ Liability Excess	Twin City Fire Insurance Co. 00 DA 0225278 05 15 Mountain View Warren, NJ 0059	Covers liability of primary D & O policy.	Policy Limit: $10,000,000 excess $15,000,000

Pension Trust Liability	AIG 492-62-59 175 Water Street New York, NY 10038	Pays loss of an insured arising from a claim against the insured for any actual or alleged breach of fiduciary duty arising solely out of the insured’s capacity as a a fiduciary as defined by ERISA.	Policy Limit: $10,000,000 Inclusive of Defense costs Deductible: $100,000 Each Loss except $500,000 each loss in Connection with Libbey securities

POLICY	INSURER/POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
Pension Trust Excess Policy	Twin City Fire Insurance Co. 6801-1054	Covers liability for loss or damage excess of underlying Fiduciary Policy.	Policy Limit: $10,000,000 excess of $10,000,000

15 Mountain View Warren, NJ 07059

Crime	National Union 004926184	Indemnifies Libbey for loss of Assets	Policy Limit: $10,000,000

	70 Pine Street New York, NY 10270		Deductible: $100,000

Special Crime 7/1/05 — 7/1/08	AIG 647-5922 2704 Commerce Drive Harrisburg, PA 17110	Ransom Monies — Annual Aggregate
In-Transit/Delivery Expenses

Judgments, Settlements & Defense Cost
Death or Dismemberment — Per Person
Death or Dismemberment — Per Incident
Recall Expenses
		Business Interruption — Each Loss & Aggregate	$10,000,000 $10,000,000 $10,000,000 $10,000,000 $ 250,000 $ 1,000,000 $ 5,000,000 $ 5,000,000

Deductible
		Kidnap and Ransom/Extortion Business Interruption	None 6 Hours

Employment Practices Liability	National Union Fire Ins. Co. 492-62-78	Protects company from claims resulting from wrongful acts arising from employment practices such as	Deductible: $150,000 Policy Limit: $5,000,000

POLICY	INSURER/POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
Insurance	175 Water Street New York, NY 10038	termination, discrimination, sexual Harassment, failure to employ or promote.

1st Flex Excess Liability	Executive Risk Indemnity Inc. 8166-5050	Covers Liability for loss or damage excess of underlying Director’s and Officer’s Liability, Fiduciary Liability, Crime, EPLI and Kidnap and Ransom policies	Policy Limit: $15,000,000
82 Hopmeadow Street Simsbury, CT 06070

2nd Flex Excess Liability	St. Paul Mercury Insurance Co. 534CM0350 One Tower Square Hartford, CT 06183	Covers Liability for loss or damage excess of underlying Director’s and Officer’s Liability, Fiduciary Liability, Crime, EPLI and Kidnap and Ransom and 1st Flex Excess policies	Policy Limit: $15,000,000

Group Travel Accident 4-30-05 to 4-30-06	Hartford One Tower Square Hartford, CT 06183	Provides scheduled benefits to Officers, Salaried and Non-Union Hourly employees for accidents while traveling on company business: excluding every day travel to and from work.	Policy Limit: $10,000,000 Benefit Schedules:

(a) $500,000 for all active, full time Officers and Salaried employees with a job level over 10.

(b) $350,000 for all active, full time Salaried employees with a job level between 7 and 10.

(c) $200,000 for all active, full time Salaried and Non-Union Hourly employees and U.S. employees of foreign subsidiaries or affiliates with job level of 6 or less.

Deductible: None

Basis: Accidental Death or Dismemberment Schedule

Note: The above policies cover all Domestic Loan Parties.
Local coverages for B.V. Koninklijke Nederlandsche Glasfabriek Leerdam shown below:

Coverage:	INSURER/POLICY#	COVERAGE	LIMITS/DEDUCTIBLES
Primary Liability —	ACE	Territory — World	Limits: Third Party Liability:
Claims Made Renewal Date: 1/1/07	621578804	3 Months Cancellation Requirement Terrorism Asbestos Retroactive Clause	€1,000,000 Bodily Injury — per Claim
€2,000,000 Bodily Injury — Annual Aggregate
€1,000,000 Material Damage — per Claim
€2,000,000 Material Damage — Annual Aggregate
25,000 Deductible
Products Liability:
€1,000,000 Bodily Injury — per Claim
€2,000,000 Bodily Injury — Annual Aggregate
€1,000,000 Material Damage — per Claim
€2,000,000 Material Damage — Annual Aggregate
25,000 Deductible
Employer’s Liability
€1,000,000 per Claim, per Person
€2,000,000 Annual Limit 25,000 Deductible
Environmental Impairment Liability
€1,000,000 per Claim
€2,000,000 Annual Limit

Coverage:	INSURER/POLICY#	COVERAGE	LIMITS/DEDUCTIBLES
WAO — Gap Insurance	Amersfoortse	Coverage: In case of sickness	Conditions:
Renewal Date: 1/1/07	22-0115957	the employee receives payment according to the disablement act. This means for the first year they will receive 70% of their latest salary, even if the average minimum wage is less then 70%. This insurance will fill the gap.	36 month policy term 2 month cancellation requirement In some cases agreements have been made between employers and employees that the sick employee receives 100% of the salary last earned.

The second year of sickness the maximum amount paid is 70% of the last earned salary.

WAO — Excess Insurance Renewal Date: 1/1/09	Amersfoortse 22-0024307	Income in case of disablement	Conditions: 60 month policy term 3 month cancellation requirement Age of cancellation is 65 years First two years are deductible

Transit Marine Insurance Renewal Date: 1/1/07	Fortis 36104922	Glass — Including Machinery & Equipment; Raw Materials	3 month cancellation requirement Territory — Worldwide Advance Premium based on total estimated turnover

Group Accident Insurance Renewal Date: 2/28/07	W.A. Hienfeld 525,403	All employees on the payroll of the insured not older than 70 years, provided that they are living in the Netherlands Sum Insured:	3 month cancellation Territory — Netherlands
€125,000 Death due to Accident €250,000 Permanent Disablement

Travel Insurance Renewal Date: 1/1/07	W.A. Hienfeld 525815	Coverage: €15,000 Death, except for: €3,000 Death, persons younger than 14 or older than 69 €60,000 Disability, except for:	3 month cancellation requirement Territory — World
€75,000 Disability, persons younger than 14 years €7,500 Disability, person older than 69 years €Actual Cost Medical costs, except US & Canada

Coverage:	INSURER/POLICY#	COVERAGE	LIMITS/DEDUCTIBLES
€250,000 Medical costs; US & Canada

€ Actual Cost Extra costs, including Replacement Transportation — nil SOS Assistance €Actual Cost Repatriation €3,000 Theft — loss or damage to luggage €750 Money

Group Survivor’s Pension Scheme Renewal Date: 1/1/07	Goudes 7064	Group Survivor’s Pension Scheme	3 month cancellation requirement Every Employee has their own policy

Schedule 3.15
Capitalization and Subsidiaries
     Part A:

Ownership by
	Jurisdiction of			Holdings
Entity	Incorporation	Type of Entity	Direct Parent(s)	(Direct/Indirect)
Libbey Glass Inc. (“Libbey Glass”)	Delaware	Corporation	Libbey Inc.	Direct 100%
The Drummond Glass Company	Delaware	Corporation	Libbey Glass	Indirect 100%
World Tableware Inc.	Delaware	Corporation	Libbey Glass	Indirect 100%
LGA3 Corp.	Delaware	Corporation	Libbey Glass	Indirect 100%
LGA4 Corp.	Delaware	Corporation	Libbey Glass	Indirect 100%
Libbey Canada Inc.	Ontario, Canada	Corporation	Libbey Glass	Indirect 100%
Syracuse China Company	Delaware	Corporation	Libbey Glass	Indirect 100%
Libbey.com LLC	Delaware	Limited Liability Company	Libbey Glass	Indirect 100%
LGFS Inc.	Delaware	Corporation	Libbey Glass	Indirect 100%
LGAC LLC	Delaware	Limited Liability Company	Libbey Glass	Indirect 100%
Traex Company	Delaware	Corporation	Libbey Glass	Indirect 100%
LGC Corp	Delaware	Corporation	Libbey Glass	Indirect 100%
Libbey International C.V.	The Netherlands	Limited Partnership	Libbey Glass LGA3 Corp.	Indirect 100%
Libbey Europe B.V.	The Netherlands	Private Company	Libbey International C.V.	Indirect 100%
B.V. Koninklijke Nederlandsche Glasfabriek Leerdam (“Royal Leerdam”)	The Netherlands	Private Company	Libbey Europe B.V.	Indirect 100%
B.V. Leerdam Crystal	The Netherlands	Private Company	Royal Leerdam	Indirect 100%
Libbey Europe Finance Company B.V.	The Netherlands	Private Company	Libbey International C.V.	Indirect 100%
Libbey Mexico Holdings B.V.	The Netherlands	Private Company	Libbey Europe B.V.	Indirect 100%
Libbey Mexico S de R.L. de C.V.	Mexico	Limited Liability Company	Libbey Mexico Holdings B.V.	Indirect 100%
Vitocrisa Holding S. de R.L. de C.V.	Mexico	Limited Liability Company	Libbey Mexico S de R.L. de C.V. Royal Leerdam	Indirect 100%

Ownership by
	Jurisdiction of			Holdings
Entity	Incorporation	Type of Entity	Direct Parent(s)	(Direct/Indirect)
Vitocrisa S. de R.L. de C.V.	Mexico	Limited Liability Company	Vitocrisa Holding S. de R.L. de C.V. Libbey Europe B.V.	Indirect 100%
Vitrocrisa Comercial S. de R.L. de C.V.	Mexico	Limited Liability Company	Vitocrisa Holding S. de R.L. de C.V. Libbey Europe B.V.	Indirect 100%
Crisa Libbey S.A. de C.V.	Mexico	Corporation	LGA4 Corp. LGA3 Corp.	Indirect 100%
Crisa Industrial LLC	Delaware	Limited Liability Company	LGA4 Corp. LGA3 Corp.	Indirect 100%
Crisal-Cristalaria Automática, S.A.	Portugal	Corporation	Libbey Europe B.V.	Indirect 95%
Libbey Asia Limited	Hong Kong	Private Company	Libbey Glass Inc.	Indirect 100%
Libbey Glassware (China) Co., Ltd.	China	Wholly Owned Foreign Entity	Libbey Asia Limited	Indirect 100%
Part B:
1.

Borrower	Outstanding Equity Interests
Libbey Glass Inc.	100 shares of common stock
The Drummond Glass Company	1,000 shares of comon stock
World Tableware Inc.	100 shares of common stock
LGC Corp.	100 shares of common stock
LGA4 Corp.	100 shares of common stock
Syracuse China Company	100 shares of common stock
Traex Company	100 shares of common stock
LGFS Inc.	100 shares of common stock
LGA3 Corp.	100 shares of common stock
Liberty Canada Inc.	100 shares of common stock
Libbey Europe B.V.	5,711 shares of common stock
B.V. Koninklijke Nederlandsche Glasfabriek Leerdam (“Royal Leerdam”)	4,100 shares of common stock
B.V. Leerdam Crystal	35,000 shares of common stock
Libbey Europe Finance Company B.V.	900 shares of common stock
Libbey Mexico Holdings B.V.	900 shares of common stock

2.	The warrants issued in connection the Senior Subordinated Secured Pay-in-Kind Notes due 2011 issued on the Effective Date pursuant to the Third Lien Senior Notes Indenture.

Schedule 5.17
Post-Closing Matters
None.

Schedule 6.01
Existing Indebtedness
1.	Loan from Libbey International C.V. to Libbey Europe Finance Company B.V. in an original principal amount of $38,801,963.

2.	Loan from Libbey International C.V. to Libbey Europe Finance Company B.V. in an original principal amount of $112,747,132.

3.	Loan from Libbey Europe Finance Company B.V. to Libbey Europe B.V. in an original principal amount of $35,282,257.

4.	Loan from Libbey Europe Finance Company B.V. to Libbey Europe B.V. in an original principal amount of $112,747,132.

5.	Loan from Libbey Mexico Holdings B.V. to Libbey Mexico S de R.L. de C.V. in an original principal amount of $112,747,132.

6.	Indebtedness of Crisal-Cristalaria Automática, S.A. including: (a) Capital Lease Obligations; (b) a line of credit with Fortis Bank; (c) a non-interest bearing API loan and (d) an intercompany loan from Libbey Europe B.V. in an aggregate principal amount of approximately (as of December 31, 2005):

DESCRIPTION	BALANCE 12/31/2005
Fortis bank line of credit	€(1,427,646.75)
Capital Leases	€(1,860,707.19)
API loan non-interest bearing	€(1,785,324.24)
Libbey Europe intercompany note	€(10,762,678.35)

Balance before considering any repayment	€(15,836,356.53)

7.	Indebtedness in respect of the obligation to purchase the remaining 5% of the outstanding equity interests of Crisal-Cristalaria Automática, S.A. and obligations relating to the earn-out relating thereto in 2008 for approximately $6,050,000.

8.	Indebtedness in respect of the promissory note issued in connection with the purchase of the warehouse facility located in Laredo, Texas (outstanding principal amount as of December 31, 2005 approximately $2,131,000).

9.	Guarantees of Libbey Inc. in respect of certain obligations under: (a) the Amended and Restated Agreement for Provision of Electrical Power Generation Capacity and Associated Electrical Energy, dated December 15, 1999, between Vitro Corporativo, S.A. de C.V., Enron Energía Industrial de Mexico, S. de R.L. de C.V., and the capacity users named therein; (b) the Electric Energy Supply Agreement, dated March 28, 2003, between Iberdrola Energía Monterrey, S.A. de C.V., Vitrocrisa and Vidriera Monterrey, S.A. de C.V. and (c) the Lease Agreement, dated February 17, 2004, between Constructora de Naves Industriales, S.A. de C.V., as lessor, and Fomento Inmobiliario y de la Construcción, S.A. de C.V., as lessee, in respect of the plant, warehouse (47,288 sq. meters), distribution center and offices located the land located at Av. San Nicolas No. 2121, Colonia Primero de Mayo, Monterrey, State of Nuevo Leon, Mexico.

10.	The following letters of credit of Libbey Glass Inc. (amounts current as of May 22, 2006):

Balance	Beneficiary	Reference Number
$1,000,000.00	Louisiana Department of Labor	3048310 Bank of America
Office of Workers’ Compensation

$7,381,298.00	State of New York	3048312 Bank of America
Workers’ Compensation Board

$30,000.00	State of New York	3048313 Bank of America
Workers’ Compensation Board Self-Insurance Office

$32,198.00	41 Madison LP	3055241 Bank of America
c/o Rudin Management Company

$8,443,496.00	Total Existing LC’s

Schedule 6.02
Existing Liens
1.	Liens in respect of the Indebtedness described in #’s 4, 6 and 8 on Schedule 6.01.

2.	The liens with respect to warrants issued in connection the Senior Subordinated Secured Pay-in-Kind Notes due 2011 issued on the Effective Date pursuant to the Third Lien Senior Notes Indenture.

I. LIBBEY, INC.

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
Libbey Inc.	Computer Sales International, Inc.	Delaware	11390793 10/15/2001	Items Listed on Exhibit A of Equipment Schedule One to Master Lease No. 186392 (Exhibit A — Not Attached)

Libbey Inc.	Deutsche Financial Services	Delaware	20222632 12/28/2001	Items Listed on Exhibit A of Equipment Schedule Two to Master Lease No. 186392 (IBM 9406-830)

Libbey Inc.	General Electric Capital Corporation	Delaware	22427197 9/24/2002	Cessna Citation S550

Libbey Inc.	Computer Sales International, Inc.	Delaware	40455529 1/30/2004	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Three to Master Lease No. 186392

Libbey Inc.	Bank Financial F.S.B.	Delaware	41153172 4/8/2004	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Four to Master Lease No. 186392; Amended to include items listed in Exhibit A of 42426585

Libbey Inc.	Bank Financial F.S.B.	Delaware	41818543 9/23/2004	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Five to Master Lease No. 186392; Amended to include items listed in Exhibit A of 43441534

Libbey Inc.	CSI Leasing, Inc.	Delaware	42777326 10/4/2004	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Six to Master Lease No. 186392; Amended to include items listed in Exhibit A of 51585463

Libbey Inc.	Bank Financial F.S.B.	Delaware	50971045 3/30/2005	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Seven to Master Lease No. 186392; Amended to include items listed in Exhibit A of 53375525

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
Libbey Inc.	Air Liquide Industrial US LP	Delaware	51963389 6/27/2005	Vertical Vessel 11000 Gallon Serial #A129

Libbey Inc.	General Electric Capital Corporation	Delaware	52980028 9/27/2005	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Eight to Master Lease No. 186392; Amended to include items listed in Exhibit A of 61586767

Libbey Inc.	CSI Leasing, Inc.	Delaware	61103134 4/3/2006	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Nine to Master Lease 186392
II. LIBBEY GLASS, INC.

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
Libbey Glass, Inc.	O/E Systems, Inc.	Delaware	33020602 11/12/2003	All present and future Goods. . .leased by O/E Systems dba M/C Leasing pursuant to the Master Lease Agreement dated October 30, 2003.

Libbey Glass, Inc.	Computer Sales International, Inc.	Delaware	40454878 1/30/2004	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Three to Master Lease No. 186392.

Libbey Glass, Inc.	Bank Financial F.S.B.	Delaware	41153180 4/8/2004	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Four of Master Lease No. 186392; Amended to include items listed in Exhibit A of 42427617

Libbey Glass, Inc.	Bank Financial F.S.B.	Delaware	41818584 6/22/2004	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Five to Master Lease No. 186392; Amended to include items listed in Exhibit A of 43441476

Libbey Glass, Inc.	IBM Credit LLC	Delaware	41767856 6/25/2004	The following equipment (together with all related software) fully described on IBM Credit LLC Supplement(s) # B61081: IBM Equipment Type Q48438 9SSR.

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
Libbey Glass, Inc.	CSI Leasing, Inc.	Delaware	42777649 10/4/2004	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Six to Master Lease No. 186392; Amended to include items listed in Exhibit A of 51585422

Libbey Glass, Inc.	IBM Credit LLC	Delaware	43629187 12/23/2004	The following equipment (together with all related software) fully described on IBM Credit LLC Supplement(s) # B99323: IBM Equipment Type 9406 9SSR.

Libbey Glass, Inc.	IBM Credit LLC	Delaware	50002346 1/3/2005	The following equipment (together with all related software) fully described on IBM Credit LLC Supplement(s) # B99779: IBM Equipment Type BBK792 9SSR

Libbey Glass, Inc.	General Electric Capital Corporation	Delaware	52980028 9/27/2005	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Eight to Master Lease No. 186392; Amended to include items listed in Exhibit A of 61586767

Libbey Glass, Inc.	Bank Financial F.S.B.	Delaware	53375475 10/25/2005	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Seven to Master Lease No. 186392 as amended to include items listed in Exhibit A of this Filing

Libbey Glass, Inc.	IBM Credit LLC	Delaware	54038437 12/28/2005	The following equipment (together with all related software) fully described on IBM Credit LLC Supplement(s) # C71819: IBM Equipment Type 9992 BBK792 GYF000 Q48438 9SSR U66848

Libbey Glass, Inc.	CSI Leasing, Inc.	Delaware	61103134 4/3/2006	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Nine to Master Lease 186392
III. THE DRUMMOND GLASS COMPANY
None.
IV. SYRACUSE CHINA COMPANY
None.
V. WORLD TABLEWARE, INC.

None.
VI. TRAEX COMPANY

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
Traex Company	General Electric Capital Corporation	Wisconsin	20009691025 5/15/2002	Milacron model: MM725-179 plastic injection molding machine S/N: H44A0100004 and Milacron model: MM725-116 plastic injection molding machine S/N: H44A0100002
VII. LGC CORP.
None.
VIII. LGFS INC.
None.
IX. LGA3 CORP.
None.
X. LGA4 CORP.
None.
XI. LGAC LLC
None.
XII. LIBBEY.COM LLC
None.
XIII. CRISA INDUSTRIAL LLC
None.

Schedule 6.04
Existing Investments
1.	The Intercompany Indebtedness described in #’s 1, 2, 3, 7, and 8 on Schedule 6.01 and investments in respect of the Guarantees of the Indebtedness relating to Crisal-Cristataria Automática, S.A. described in #4 on Schedule 6.01.

2.	Investments in respect of the Guarantees of Indebtedness by Holdings and/or the US Borrower permitted by Section 6.01(q).

3.	Investments in Printgalss-Transformação de Vidro LDA by Crisal-Cristataria Automática, S.A. representing approximately 19% of the outstanding sociedade por quotas of Printgalss-Transformação de Vidro LDA.

4.	The warrants issued in connection the Senior Subordinated Secured Pay-in-Kind Notes due 2011 issued on the Effective Date pursuant to the Third Lien Senior Notes Indenture.

Schedule 6.10
Existing Restrictions
1.	Restrictions with respect to the Indebtedness described in #’s 4, 5, 6, 8 and 9 on Schedule 6.01.